EXHIBIT 10.64

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECOND AMENDMENT TO THE

CONTRACT RESEARCH AGREEMENT

This SECOND AMENDMENT TO THE CONTRACT RESEARCH AGREEMENT (the “Amendment”) is made and entered into by and between AGRIGENETICS, INC., a Delaware corporation having its principal place of business at 9330 Zionsville Road, Indianapolis, Indiana 46268 (“Agrigenetics”) and EXELIXIS PLANT SCIENCES, INC., a Delaware corporation having its principal place of business at 16160 SW Upper Boones Ferry Road, Portland, Oregon 97224 (“EPS”). Agrigenetics and EPS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. Agrigenetics, Mycogen Corporation, EPS and Exelixis, Inc. (“Exelixis”) are parties to a Contract Research Agreement effective as of September 4, 2007 as amended by the First Amendment effective as of January 1, 2008 (the “Agreement”), under which Agrigenetics engaged EPS to conduct certain research pursuant to a Research Plan.

B. Agrigenetics and EPS desire to amend the Agreement in accordance with Section 14.10 of the Agreement to expand the Research Budget to include funding by Agrigenetics for [ * ].

NOW, THEREFORE, the Parties agree as follows:

1.	SECOND AMENDMENT OF THE AGREEMENT

The parties hereby agree to amend the terms of the Agreement as provided below, retroactively effective as of October 27, 2008 (the “Second Amendment Effective Date”). Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.

1.1	Section 8.8 is added to the Agreement to read in its entirety as follows:

“8.8 [ * ]:

Pursuant to the SECOND AMENDMENT TO THE CONTRACT RESEARCH AGREEMENT EFFECTIVE AS OF OCTOBER 27, 2008 (the “Second Amendment”), EPS agrees to [ * ]. The attached Exhibit 2A provides a description of the [ * ]. The Parties hereby agree that [ * ]. As such, the rights and obligations of the Parties that pertain to Key Personnel, including without limitation the rights and obligations set forth in Article 8 of the CRA, shall apply to such individuals. While Agrigenetics desires EPS to [ * ], EPS may hire people for such positions in its discretion based on program needs as long as [ * ] as is specified below in Section 6.2(a), as amended by the Second Amendment.”

1.2	Section 6.2(a)(i)(2) is amended by adding the following sentence:

“On or before [ * ], Agrigenetics shall pay EPS [ * ] for the [ * ];”

Section 6.2(a)(i)(3) is replaced in its entirety with the following:

“(3) the Estimated Annual FTE Payment for the third Contract Year shall be [ * ] for the approximately [ * ] FTEs engaged in the Research Program;”

Section 6.2(a)(i)(4) is replaced in its entirety with the following:

“(4) the Estimated Annual FTE Payment for the forth Contract Year shall be [ * ] for the approximately [ * ] FTEs engaged in the Research Program; and”

Section 6.2(a)(i)(5) is replaced in its entirety with the following:

“(5) the Estimated Annual FTE Payment for the fifth Contract Year shall be [ * ] for the approximately [ * ] FTEs engaged in the Research Program.”

2.	MISCELLANEOUS

2.1	Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

2.2	Entire Agreement. The Transactional Agreements, including the Agreement as amended by this Amendment, set forth the entire understanding of the parties hereto relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties hereto relating to the subject matter thereof.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3	Counterparts. This Amendment may be executed in two (2) counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission, including by email, or facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

IN WITNESS WHEREOF, Agrigenetics and EPS have executed this Amendment by their respective duly authorized representatives as of the Amendment Effective Date.

AGRIGENETICS, INC.		EXELIXIS PLANT SCIENCES, INC.

By:	/s/ William A. Kleschick, Ph.D.	By:	/s/ George Scangos
	William A. Kleschick, Ph.D.	Name:	George Scangos
	Global Leader, Discovery Research	Title:	President and Chief Executive Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2A

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.